EXHIBIT 99.1
                                 PRESS RELEASE



FOR IMMEDIATE RELEASE                   CONTACT:

Titanium Metals Corporation             J. Thomas Montgomery, Jr.
1999 Broadway, Suite 4300               Vice President-Finance & Treasurer
Denver, Colorado  80202                 303-296-5600


                        TIMET DECLARES INITIAL DIVIDEND


     DENVER, COLORADO . . . May 19, 1998 . . . Titanium Metals Corporation (Nasdaq: TIMT) announced today that its board of directors, at the board's annual meeting, declared its first regular quarterly dividend of four cents ($0.04) per share of common stock, payable on June 15, 1998 to stockholders of record as of the close of business on June 1, 1998.

     In addition, TIMET announced that at the annual meeting of stockholders, TIMET stockholders re-elected J. Landis Martin, Joseph S. Compofelice, Andrew R. Dixey, Edward C. Hutcheson, Jr. and General Thomas P. Stafford as directors.

     Titanium Metals Corporation, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products


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